Registration No. 333-64630

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
OPINION RESEARCH CORPORATION
(Exact name of issue as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3118960 (I.R.S. Employer Identification No.)

600 College Road East, Suite 4100 Princeton, NJ (Address of Principal Executive Offices)	08558 (Zip Code)
ORC HOLDINGS, LTD EMPLOYEE SHARE OWNERSHIP PLAN
(Full Title of the Plan)
John F. Short
CEO
Opinion Research Corporation
600 College Road East, Suite 4100
Princeton, NJ 08558
(609) 452-5200
(Telephone number, including area code, of agent for service)
Copies to:
David Gitlin, Esquire
Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street—22nd Floor
Philadelphia, PA 19103
(215) 977-2000

DEREGISTRATION OF SECURITIES
SIGNATURE

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-64630) filed on July 5, 2001, pertaining to shares of capital stock of Opinion Research Corporation (the “Registrant”) to be offered under the ORC Holdings, Ltd. Employee Share Ownership Plan.
The Registrant hereby removes and withdraws from registration all of its securities registered pursuant to this Registration Statement that remain unissued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Princeton, state of New Jersey on this 4th day of December, 2006.

OPINION RESEARCH CORPORATION
By:	/s/ JOHN F. SHORT

John F. Short
Chief Executive Officer

     Pursuant to the requirement of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN F. SHORT John F. Short	Chief Executive Officer (Principal Executive Officer)	December 4, 2006

/s/ DOUGLAS L. COX Douglas L. Cox	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 4, 2006

/s/ VINOD GUPTA Vinod Gupta	Director	December 11, 2006

/s/ FRED VAKILI Fred Vakili	Director	December 5, 2006